                                                                Exhibit 99.2

                   FINANCIAL STATEMENTS -- THE BIOCLIN GROUP

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
DNX Corporation:

     We have audited the accompanying combined balance sheets of the BioClin Group as of December 31, 1995 and 1994 and the related combined statements of operations, deficit in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These combined financial statements are the responsibility of the BioClin Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the BioClin Group as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

     The accompanying combined financial statements have been prepared assuming the BioClin Group will continue as a going concern. As discussed in note 1 to the combined financial statements, the BioClin Group has suffered recurring net losses and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                  KPMG PEAT MARWICK LLP

August 19, 1996

                               THE BIOCLIN GROUP

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                           1995         1994
                                                                         --------     --------
                                ASSETS
Current assets:
  Cash.................................................................  $  1,126          995
  Marketable debt securities (note 3)..................................       386           --
  Trade accounts receivable (note 4)...................................     3,245        2,452
  Prepaid expenses and other current assets............................       187          336
                                                                         --------     --------
     Total current assets..............................................     4,944        3,783
Marketable debt securities (note 3)....................................       547          835
Property and equipment, net (note 5)...................................       871          963
Other assets...........................................................       215           81
                                                                         --------     --------
     Total assets......................................................  $  6,577        5,662
                                                                         ========     ========
               LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Short-term borrowings (note 6).......................................     9,834        9,589
  Note payable -- related party (note 7)...............................       326          287
  Accounts payable.....................................................     1,073        2,607
  Accrued expenses (note 8)............................................     3,102          990
  Deferred revenue.....................................................     2,569        2,065
                                                                         --------     --------
     Total current liabilities.........................................    16,904       15,538
  Deferred income taxes (note 11)......................................        14          154
                                                                         --------     --------
     Total liabilities.................................................    16,918       15,692
                                                                         --------     --------
Stockholders' deficiency:
  Series I redeemable, noncumulative preferred stock, BioClin, Inc., par value $.01 per share, with a liquidation preference in the amount of $1,374 plus 10% per annum from date of issuance;
     authorized, issued and outstanding 91 shares in 1995 and 1994
     (note 9)..........................................................         1            1
  Common stock, BioClin, Inc., par value $.01 per share; authorized
     50,000 shares, issued and outstanding 9 shares in 1995 and 1994...        --           --
  Common stock, BioClin Europe AG, par value SFr500 per share;
     authorized 100 shares, issued and outstanding 100 bearer shares in
     1995 and 1994.....................................................       105          105
  Common stock, BioClin Institute of Clinical Pharmacology GmbH, par value DM100 per share; authorized 1,500 shares, issued and
     outstanding 1,500 shares in 1995 and 1994.........................        86           86
  Additional paid-in capital...........................................       125          125
  Foreign currency translation adjustment..............................      (409)        (234)
  Employee stock purchase loans........................................       (93)         (99)
  Accumulated deficit..................................................   (10,233)     (10,092)
  Net unrealized gain on marketable debt securities (note 3)...........        77           78
                                                                         --------     --------
     Total stockholders' deficiency....................................   (10,341)     (10,030)
                                                                         --------     --------
  Commitments and contingencies (note 13)
       Total liabilities and stockholders' deficiency..................  $  6,577        5,662
                                                                         ========     ========

See accompanying notes to combined financial statements.

                               THE BIOCLIN GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                 (IN THOUSANDS)

                                                                1995        1994         1993
                                                              --------     -------     --------
Gross revenues..............................................  $ 18,837      11,386        8,536
Less reimbursed costs (note 2)..............................    (4,551)     (1,727)      (1,361)
                                                              --------     -------     --------
  Net revenues (note 2).....................................    14,286       9,659        7,175
                                                              --------     -------     --------
Operating costs and expenses:
  Direct costs..............................................     8,456       7,528        6,072
  Selling, general and administrative.......................     4,467       3,537        2,824
  Depreciation and amortization.............................       445         366          237
                                                              --------     -------     --------
                                                                13,368      11,431        9,133
                                                              --------     -------     --------
       Income (loss) from operations........................       918      (1,772)      (1,958)
Other income (expense):
  Interest income...........................................        85          66          142
  Interest expense (notes 6 and 7)..........................      (700)       (599)        (450)
  Foreign currency losses, net (note 2).....................      (292)        (25)        (215)
  Other.....................................................       (38)          3           72
                                                              --------     -------     --------
                                                                  (945)       (555)        (451)
                                                              --------     -------     --------
       Loss before income taxes.............................       (27)     (2,327)      (2,409)
Income taxes (note 11)......................................       114          58           28
                                                              --------     -------     --------
       Net loss.............................................  $   (141)     (2,385)      (2,437)
                                                              ========     =======     ========

See accompanying notes to combined financial statements.

                               THE BIOCLIN GROUP

                COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)

                              SERIES I                                        COMMON STOCK,
                             REDEEMABLE,                                         BIOCLIN
                            NONCUMULATIVE                        COMMON       INSTITUTE OF                      FOREIGN
                              PREFERRED          COMMON          STOCK,         CLINICAL        ADDITIONAL      CURRENCY
                               STOCK,            STOCK,          BIOCLIN      PHARMACOLOGY       PAID-IN       TRANSLATION
                            BIOCLIN. INC.     BIOCLIN. INC.     EUROPE AG         GMBH           CAPITAL       ADJUSTMENT
                            -------------     -------------     ---------     -------------     ----------     ----------
Balance, December 31, 1992
  (unaudited)...............     $   1              --             105              86              125           (489)
  Cash received on employee
    stock purchase loan.....        --              --              --              --               --             --
  Translation adjustment....        --              --              --              --               --            579
  Net loss..................        --              --              --              --               --             --
                                 -----             ---             ---             ---             ----           ----
Balance, December 31,
  1993......................         1              --             105              86              125             90
  Cash received on employee
    stock purchase loan.....        --              --              --              --               --             --
  Translation adjustment....        --              --              --              --               --           (324)
  Decrease in net unrealized
    gain on marketable debt
    securities..............        --              --              --              --               --             --
  Net loss..................        --              --              --              --               --             --
                                 -----             ---             ---             ---             ----           ----
Balance, December 31,
  1994......................         1              --             105              86              125           (234)
  Cash received on employee
    stock purchase loan.....        --              --              --              --               --             --
  Translation adjustment....        --              --              --              --               --           (175)
  Decrease in net unrealized
    gain on marketable debt
    securities..............        --              --              --              --               --             --
  Net loss..................        --              --              --              --               --             --
                                 -----             ---             ---             ---             ----           ----
Balance, December 31,
  1995......................     $   1              --             105              86              125           (409)
                                 =====             ===             ===             ===             ====           ====

                                                           NET UNREALIZED
                                                            GAIN (LOSS)
                              EMPLOYEE                           ON
                               STOCK                         MARKETABLE          TOTAL
                              PURCHASE     ACCUMULATED          DEBT          STOCKHOLDERS'
                               LOANS         DEFICIT         SECURITIES        DEFICIENCY
                              --------     -----------     --------------     ------------
Balance, December 31, 1992
  (unaudited)...............    (124)         (5,270)            (15)             (5,581)
  Cash received on employee
    stock purchase loan.....       6              --              --                   6
  Translation adjustment....       9              --              --                 588
  Net loss..................      --          (2,437)             --              (2,437)
                                ----         -------             ---             -------
Balance, December 31,
  1993......................    (109)         (7,707)            (15)             (7,424)
  Cash received on employee
    stock purchase loan.....      10              --              --                  10
  Translation adjustment....      --              --              --                (324)
  Decrease in net unrealized
    gain on marketable debt
    securities..............      --              --              93                  93
  Net loss..................      --          (2,385)             --              (2,385)
                                ----         -------             ---             -------
Balance, December 31,
  1994......................     (99)        (10,092)             78             (10,030)
  Cash received on employee
    stock purchase loan.....       6              --              --                   6
  Translation adjustment....      --              --              --                (175)
  Decrease in net unrealized
    gain on marketable debt
    securities..............      --              --              (1)                 (1)
  Net loss..................      --            (141)             --                (141)
                                ----         -------             ---             -------
Balance, December 31,
  1995......................     (93)        (10,233)             77             (10,341)
                                ====         =======             ===             =======

See accompanying notes to combined financial statements.

                               THE BIOCLIN GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                 (IN THOUSANDS)

                                                                1995        1994         1993
                                                              --------     -------     --------
Cash flows from operating activities:
  Net loss..................................................  $   (141)     (2,385)      (2,437)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Noncash items:
       Depreciation and amortization........................       445         366          237
       Foreign currency transaction loss....................       292          25          215
     Change in operating assets and liabilities:
       Increase in trade accounts receivable................      (641)       (209)        (350)
       Decrease in prepaid expenses and other current
          assets............................................       124          12          229
       (Increase) decrease in other assets..................      (126)         11          (54)
       Increase (decrease) in accounts payable..............    (1,560)      1,083          581
       Increase (decrease) in accrued expenses..............     2,516         440         (285)
       Increase in deferred revenues........................       375         768          500
       Increase (decrease) in deferred income taxes.........      (172)        125         (125)
                                                              --------     -------     --------
     Net cash provided by (used in) operating activities....     1,112         236       (1,489)
                                                              --------     -------     --------
Cash flows from investing activities:
  Purchases of property and equipment.......................      (312)       (688)        (218)
                                                              --------     -------     --------
     Net cash used in investing activities..................      (312)       (688)        (218)
                                                              --------     -------     --------
Cash flows from financing activities:
  Proceeds from short-term borrowings.......................       483       1,819        2,039
  Principal payments on short-term borrowings...............      (944)       (610)          --
  Payments received on employee stock purchase loans........         7          12            6
  Increase in note payable -- related party.................        20          34          207
                                                              --------     -------     --------
     Net cash provided by (used in) financing activities....      (434)      1,255        2,252
                                                              --------     -------     --------
  Effect of exchange rate changes on cash...................      (235)       (467)        (374)
  Net increase in cash......................................       131         336          171
  Cash, beginning of year...................................       995         659          488
                                                              --------     -------     --------
  Cash, end of year.........................................  $  1,126         995          659
                                                              ========     =======     ========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Interest...............................................  $    657         571          416
     Income taxes...........................................         5          --           28
                                                              ========     =======     ========
Noncash investing and financing activities:
  Unrealized gain (loss) on marketable debt securities......  $     77          78          (15)
                                                              ========     =======     ========

See accompanying notes to combined financial statements.

                               THE BIOCLIN GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                (ALL AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

(1) BASIS OF PRESENTATION

     The combined financial statements of the BioClin Group include the accounts of BioClin, Inc. (BioClin U.S.), BioClin Europe AG (BioClin Europe), BioClin Europe's wholly-owned subsidiaries BioClin AG (BioClin Cham) and Merlik C.V. (Merlik), BioClin Europe's majority-owned subsidiary BioClin GmbH (BioClin Germany), Kilmer N.V. (Kilmer) and BioClin Institute of Clinical Pharmacology GmbH (BioClin Institute). The accounts have been combined due to the common ownership of the companies and in contemplation of the proposed transaction with DNX Corporation which is more fully described below.

     The combined financial statements of the BioClin Group have been prepared assuming the BioClin Group will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The BioClin Group has financed its operations primarily through debt, has a net stockholders' deficiency of approximately $10,233 and has short-term borrowings due on demand or due during 1996 amounting to approximately $10,160 at December 31, 1995.

     At December 31, 1995, the BioClin Group had cash and marketable securities totalling approximately $2,059. In contemplation of the proposed transaction with DNX Corporation, which is more fully described below, it is anticipated that a portion of the combined company's cash resources may be used to retire the majority or possibly all of the BioClin Group's outstanding short-term borrowings.

     On August 19, 1996, DNX Corporation announced that it had entered into agreements ("Transaction Agreements") providing for the acquisition of all of the outstanding capital stock of, or equity interests in, the BioClin Group companies in exchange for 2,632,600 shares of DNX Corporation Common Stock (the "Proposed Transaction"). The Proposed Transaction has been structured, and the legal agreements have been drafted, in a manner intended to qualify the Proposed Transaction for pooling-of-interests accounting treatment. Pursuant to the Transaction Agreements, the closing of the Proposed Transaction is subject to a number of conditions including DNX Corporation stockholder approval and regulatory approvals. The Proposed Transaction is expected to close late in the fourth quarter of fiscal 1996.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization:

     The BioClin Group is an international, full-service contract research organization (CRO) serving the pharmaceutical, biotechnology and medical device industries. The BioClin Group designs, monitors, manages and analyzes clinical trials, assists with regulatory affairs, provides data management expertise, and offers other related services and products.

  Principles of combination:

     The combined financial statements include the accounts of the BioClin Group as described in note 1. All significant intercompany transactions and balances have been eliminated.

  Concentration of credit risk:

     The BioClin Group extends unsecured trade credit in connection with its commercial services to a customer base comprised of both foreign and domestic entities, which are concentrated in the pharmaceutical and biotechnology industries.

                               THE BIOCLIN GROUP

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  Marketable debt securities:

     Effective January 1, 1994, the BioClin Group adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (FAS 115). Under this standard, the BioClin Group is required to classify its marketable debt securities into one or more of the following categories: held-to-maturity, trading or available-for-sale. All of the BioClin Group's marketable debt securities are foreign corporate debt securities and are classified as available-for-sale. In accordance with FAS 115, securities available-for-sale are recorded at fair market value and any unrealized gains or losses are recorded as part of stockholders' deficiency.

  Property and equipment:

     Major additions and replacements of assets are capitalized at cost. Maintenance, repairs and minor replacements are expensed as incurred. Property and equipment are depreciated utilizing the straight-line method over the estimated useful lives of the related assets which range from three to ten years. Leasehold improvements are amortized utilizing the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to operations.

  Fair value of financial instruments:

     Financial Accounting Standards Board Statement No. 107, "Disclosure about Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Cash, trade accounts receivable, prepaid expenses and other current assets, short-term borrowings, note payable -- related party, accounts payable, accrued expenses and deferred revenue reported in the combined balance sheets equal or approximate fair values.

  Revenue recognition:

     Substantially all revenues are earned by performing services under contracts with various pharmaceutical and biotechnology companies. Certain contracts require the BioClin Group to perform services for a specified number of patients. Revenues are recognized based on the status of the work completed as of a given time as a percentage of the total activity required under the contract. Billings and payment terms are specified in the contract. Revenue related to contract modifications is recognized after performance and when realization is assured and the amounts are reasonably determinable. Adjustments to contract cost estimates are made in the period in which the facts which require the revisions become known. When the revised estimate indicates a loss, such loss is provided for currently in its entirety.

     Revenues earned but not billed as of a given date are reflected in the accompanying combined balance sheets as trade accounts receivable -- unbilled. Funds received that relate to future performance under service contracts are deferred and recognized as revenue when earned.

  Reimbursed costs:

     Substantially all amounts recorded as reimbursed costs in the accompanying combined statements of operations relate to independent investigator and travel costs. These costs are reimbursed by sponsors of the respective studies in accordance with the respective contract terms. Payments received from sponsors for investigator and travel costs in excess of costs incurred are classified as deferred revenue and costs incurred in excess of amounts paid by sponsors are classified as trade accounts receivable -- unbilled.

                               THE BIOCLIN GROUP

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  Income taxes:

     The BioClin Group accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (FAS 109). Under the asset and liability method of FAS 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Valuation allowances are established to reduce deferred tax assets if it is determined to be "more likely than not" that all or some portion of the potential deferred tax assets will not be realized. Under FAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date of the tax rate change.

  Foreign currency translation:

     The financial statements of the European companies of the BioClin Group companies are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Substantially all assets and liabilities of the European companies of the BioClin Group companies are translated at year-end exchange rates and income and expense items are translated at an average exchange rate. Exchange adjustments resulting from foreign currency transactions are generally recognized in operations, whereas adjustments resulting from the translation of financial statements are reflected as a separate component of stockholders' deficiency. The BioClin Group does not hedge its currency translation exposure.

  Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Recent accounting pronouncements:

     In June 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" (FAS 121), which requires companies to review long-lived assets and certain identifiable intangibles to be held, used or disposed of, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The BioClin Group is required to adopt FAS 121 for 1996. The BioClin Group believes the adoption of FAS 121 will not have a significant effect on its combined financial statements.

     In October 1995, FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123), which is effective for transactions entered into in fiscal years beginning after December 15, 1995. As there are no stock options or warrants outstanding, management expects that the adoption of FAS 123 will not have a significant effect on its combined financial statements.

(3) MARKETABLE DEBT SECURITIES

     Marketable debt securities outstanding at December 31, 1995 and 1994 are available for sale and are recorded in the accompanying combined balance sheets at fair value.

                               THE BIOCLIN GROUP

(3) MARKETABLE DEBT SECURITIES (CONTINUED)
     The amortized cost, gross unrealized holding gains and fair value for available-for-sale foreign corporate debt securities as of December 31, 1995 and 1994 were as follows:

                                                                              GROSS
                                                                            UNREALIZED
                                                              AMORTIZED      HOLDING       FAIR
                                                                COST          GAINS        VALUE
                                                              ---------     ----------     -----
    1995....................................................    $ 856            77          933
                                                                 ====           ===         ====
    1994....................................................    $ 757            78          835
                                                                 ====           ===         ====

     Maturities of corporate debt securities classified as available-for-sale as of December 31, 1995 and 1994 were as follows:

                                                                         AMORTIZED     FAIR
                                                                           COST        VALUE
                                                                         ---------     -----
    1995:
      Due within one year..............................................    $ 389         386
      Due after one year through five years............................      467         547
                                                                            ----        ----
                                                                           $ 856         933
                                                                            ====        ====
    1994:
      Due within one year..............................................    $  --          --
      Due after one year through five years............................      757         835
                                                                            ----        ----
                                                                           $ 757         835
                                                                            ====        ====

(4) TRADE ACCOUNTS RECEIVABLE

     Trade accounts receivable as of December 31, 1995 and 1994 consisted of the following:

                                                                          1995       1994
                                                                         ------     ------
    Trade accounts receivable -- billed................................  $1,731      1,398
    Trade accounts receivable -- unbilled..............................   1,514      1,054
                                                                         ------     ------
                                                                         $3,245      2,452
                                                                         ======     ======

(5) PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1995 and 1994 consisted of the following:

                                                                        1995        1994
                                                                       -------     -------
    Equipment........................................................  $ 1,518       1,364
    Furniture and fixtures...........................................      298         330
    Leasehold improvements...........................................       59          63
    Study facility improvements......................................      329         302
                                                                       -------     -------
                                                                         2,204       2,059
    Less accumulated depreciation and amortization...................   (1,333)     (1,096)
                                                                       -------     -------
                                                                       $   871         963
                                                                       =======     =======

                               THE BIOCLIN GROUP

(6) SHORT-TERM BORROWINGS

     The BioClin Group has line of credit arrangements with domestic and foreign banks totalling approximately $10,656 and $9,546 as of December 31, 1995 and 1994, respectively. Amounts outstanding under the line of credit arrangements amounted to approximately $9,834 and $9,589 as of December 31, 1995 and 1994, respectively, and are personally guaranteed by certain stockholders. The lines are payable on demand or due in 1996 and bear interest at local bank rates or LIBOR plus .5% to .75% (resulting in interest rates ranging from 6.47% to 10.25% as of December 31, 1995, and 6.38% to 12.25% as of December 31, 1994). Certain lines are collateralized by domestic and foreign standby letters of credit aggregating approximately $5,477 and $5,344 as of December 31, 1995 and 1994, respectively. Each letter of credit automatically renews for a one year term unless the bank notifies the BioClin Group of its plan to terminate within 30 days of expiration.

(7) NOTE PAYABLE -- RELATED PARTY

     As of December 31, 1995 and 1994, BioClin Europe owed approximately $326 and $287, respectively, to a relative of an officer and major stockholder in the BioClin Group. The note payable bears interest at a rate of 6.75% and is unsecured and due upon demand. Amounts outstanding as of December 31, 1995 and 1994 include accrued interest of approximately $48 and $28, respectively.

(8) ACCRUED EXPENSES

     Accrued expenses as of December 31, 1995 and 1994 consisted of the following:

                                                                           1995      1994
                                                                          ------     ----
    Income taxes........................................................  $  382       --
    Interest............................................................     145       --
    Investigator payments and contract expenses.........................   1,662      449
    Payroll and fringe benefits.........................................     379      179
    Professional fees...................................................     126       63
    Other...............................................................     408      299
                                                                          ------     ----
                                                                          $3,102      990
                                                                          ======     ====

(9) SERIES I REDEEMABLE PREFERRED STOCK

     Series I redeemable, 10% noncumulative preferred stock was issued in December 1988, and is entitled to a preference in involuntary and voluntary liquidation in an amount equal to the sum of $1,374 plus 10% per annum from the date of issuance. The Series I redeemable noncumulative preferred stock is also redeemable at any time at the option of the BioClin U.S. at $1,374 plus 10% per annum from the date of issuance.

(10) EMPLOYEE BENEFIT PLANS

     The BioClin Group maintains a pension plan for its key management employees in Germany, one of whom is also a major shareholder in the BioClin Group. The plan provides benefits based upon age, years of service, and remuneration. Contributions to the plan are discretionary. The plan is an unfunded book reserve plan. Expenses for this plan totaled approximately $172, $153 and $100 for the years ended December 31, 1995, 1994 and 1993, respectively.

                               THE BIOCLIN GROUP

(11) INCOME TAXES

     Income tax expense (benefit) attributable to the net loss consists of the following during the years ended December 31, 1995, 1994 and 1993:

                                                                       1995      1994     1993
                                                                       -----     ----     ----
Current:
  U.S. Federal.......................................................  $  32       --      --
  State and local....................................................     --       --      --
  Foreign............................................................    326      104       6
                                                                       -----     ----     ---
                                                                         358      104       6
                                                                       -----     ----     ---
Deferred:
  U.S. Federal.......................................................     --       --      --
  State and local....................................................     --       --      --
  Foreign............................................................   (244)     (46)     22
                                                                       -----     ----     ---
                                                                        (244)     (46)     22
                                                                       -----     ----     ---
                                                                       $ 114       58      28
                                                                       =====     ====     ===

     For the years ended December 31, 1995, 1994 and 1993, income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% as a result of the following:

                                                                    1995       1994       1993
                                                                    -----     ------     ------
Computed "expected" income tax benefit............................  $  (9)      (791)      (819)
Increase (decrease) in income taxes resulting from:
  Change in the beginning-of-the-year balance of the valuation
     allowance for deferred tax assets............................    342      1,267      1,336
  Foreign tax rate differential...................................   (413)      (333)      (520)
  Changes in enacted tax rates....................................     --       (124)       115
  Alternative minimum taxes.......................................     32         --         --
  Other, net......................................................    162         39        (84)
                                                                    -----     ------     ------
          Provision for income taxes..............................  $ 114         58         28
                                                                    =====     ======     ======

                               THE BIOCLIN GROUP

(11) INCOME TAXES (CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are presented below:

                                                                        1995        1994
                                                                       -------     -------
    Deferred tax assets:
      Net operating loss carryforwards...............................  $ 4,615       4,298
      Deferred revenue...............................................      613         377
      Accrued expenses...............................................      187         120
      other..........................................................      601         395
                                                                       -------     -------
              Total gross deferred tax assets........................    6,016       5,190
      Less valuation allowance.......................................   (5,932)     (5,190)
                                                                       -------     -------
              Net deferred tax assets................................       84          --
                                                                       -------     -------
    Deferred tax liabilities:
      Other..........................................................       98         154
                                                                       -------     -------
              Total gross deferred liabilities.......................       98         154
                                                                       -------     -------
              Net deferred tax liability.............................  $    14         154
                                                                       =======     =======

     The valuation allowance for deferred tax assets as of January 1, 1993 was approximately $5,149. The net change in the total valuation allowance for the years ended December 31, 1995, 1994 and 1993 was an increase (decrease) of approximately $742, $1,377 and $(1,336), respectively.

     At December 31, 1995, the BioClin Group had net operating loss carryforwards for Federal, foreign and state income tax purposes of approximately $3,200, $7,400 and $3,200, respectively. The Federal and state net operating losses are available to offset future Federal and state taxable income, if any, through 2009. The foreign net operating losses are available to offset future foreign taxable income, if any, indefinitely.

(12) RELATED PARTY TRANSACTIONS

     An officer and major shareholder in the BioClin Group performed certain marketing, administrative, and consulting services which aggregated approximately $26, $84 and $120 in 1995, 1994 and 1993, respectively. These charges are reflected in selling, general and administrative expenses and direct costs, according to the nature of the services rendered.

(13) COMMITMENTS AND CONTINGENCIES

     The BioClin Group leases its facilities and certain equipment and automobiles under various noncancellable operating leases. These leases generally require the BioClin Group to pay insurance, property taxes and other expenses related to the leased property. Total rental expense charged to operations aggregated approximately $805, $690 and $661 in 1995, 1994 and 1993, respectively.

                               THE BIOCLIN GROUP

(13) COMMITMENTS AND CONTINGENCIES (CONTINUED)
     Future minimum rental commitments subsequent to December 31, 1995 under the aforementioned operating leases are as follows:

                                    YEAR ENDING
                                    DECEMBER 31,
                ----------------------------------------------------
                  1996..............................................  $1,003
                  1997..............................................     849
                  1998..............................................     757
                  1999..............................................     706
                  2000..............................................     614
                                                                      ------
                                                                      $3,929
                                                                      ======

(14) LEGAL PROCEEDINGS

     In the ordinary course of business, the BioClin Group is involved in various legal actions. In the opinion of management, based upon the advice of counsel, the resolution of these legal matters will not have a material effect upon the BioClin Group or its financial condition.

     In 1995, the Bioclin Group terminated its relationship with the Virginia Commonwealth University (VCU), which performed Phase I and analytical services on behalf of the BioClin Group in the United States. The Bioclin Group expects to sign a settlement agreement with VCU in fiscal year 1996. The settlement may be significantly less than the recorded liability of approximately $794, which could result in a substantial book gain to the Bioclin Group. In accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," the BioClin Group will recognize this gain when, and if, realized.

(15) BUSINESS SEGMENT AND CUSTOMER INFORMATION

  Business segment information:

     The BioClin Group operates in two geographic areas. Information on the Bioclin Group's geographic operations is set forth in the table below:

                                                                 1995        1994        1993
                                                                -------     -------     -------
Net revenues:
  Domestic operations.........................................  $ 6,859       5,483       5,393
  European operations.........................................    7,427       4,176       1,782
                                                                -------     -------     -------
     Total net revenues.......................................  $14,286       9,659       7,175
                                                                =======     =======     =======
Operating income (loss):
  Domestic operations.........................................      811      (1,516)       (521)
  European operations.........................................      107        (256)     (1,437)
                                                                -------     -------     -------
     Total operating income (loss)............................  $   918      (1,772)     (1,958)
                                                                =======     =======     =======
Identifiable assets:
  Domestic operations.........................................    1,833       1,831       2,375
  European operations.........................................    4,744       3,831       2,042
                                                                -------     -------     -------
     Total identifiable assets................................  $ 6,577       5,662       4,417
                                                                =======     =======     =======

                               THE BIOCLIN GROUP

(15) BUSINESS SEGMENT AND CUSTOMER INFORMATION (CONTINUED)
  Customer information:

     For the year ended December 31, 1995 net revenues from 3 customers aggregated approximately 9,435 or 66% of the BioClin Group's total net revenues. For the year ended December 31, 1994, net revenues from 2 customers aggregated approximately $4,004 or 42% of the Bioclin Group's total net revenues. For the year ended December 31, 1993, net revenues from 2 customers aggregated approximately $1,038 or 15% of the Bioclin Group's total net revenues.

     During 1993, the Bioclin Group entered into a significant contract with a customer to provide worldwide clinical research and data management services through its U.S. and European companies. In 1995, the scope of the contract was expanded significantly in that the number of patients and level of data management services to be performed was increased, and the contract is scheduled to extend into future years. This single contract provided the Bioclin Group with approximately $5,513, $2,940, and $410 in net revenues in 1995, 1994, and 1993, respectively.

     As described in note 14, in 1995 the Bioclin Group terminated its relationship with VCU, which performed Phase I and analytical services on behalf of the BioClin Group in the United States. The combined statements of operations include net revenues related to these services in the amount of $3,465, $3,514 and $5,043 in 1995, 1994 and 1993, respectively. Future net revenue related to these services will be discontinued as a result of terminating this relationship.

                               THE BIOCLIN GROUP

                            COMBINED BALANCE SHEETS

                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                      SEPTEMBER 30, 1996     DECEMBER 31, 1995
                                                      ------------------     -----------------
                                                      (UNAUDITED)
ASSETS

Current assets:
  Cash..............................................       $  1,009                 1,126
  Marketable debt securities........................            361                   386
  Trade accounts receivable.........................          3,986                 3,245
  Prepaid expenses and other current assets.........            378                   187
                                                           --------              --------
     Total current assets...........................          5,734                 4,944
Marketable debt securities..........................            503                   547
Property and equipment, net.........................          1,040                   871
Other assets........................................            832                   215
                                                           --------              --------
     Total assets...................................       $  8,109                 6,577
                                                           ========              ========
     LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Short-term borrowings.............................          9,683                 9,834
  Note payable -- related party.....................            300                   326
  Accounts payable..................................          1,791                 1,073
  Accrued expenses..................................          2,810                 3,102
  Deferred revenue..................................          3,472                 2,569
                                                           --------              --------
     Total current liabilities......................         18,056                16,904
  Other liabilities.................................            103                    14
                                                           --------              --------
     Total liabilities..............................         18,159                16,918
                                                           --------              --------
Stockholders' deficiency:
  Series I redeemable, noncumulative preferred
     stock, BioClin, Inc., par value $.01 per share,
     with a liquidation preference in the amount of
     $1,374 plus 10% per annum from date of
     issuance; authorized, issued and outstanding 91
     shares in 1996 and 1995........................              1                     1
  Common stock, BioClin, Inc., par value $.01 per
     share; authorized 50,000 shares, issued and
     outstanding 9 shares in 1996 and 1995..........             --                    --
  Common stock, BioClin Europe AG, par value SFr500
     per share; authorized 100 shares, issued and
     outstanding 100 bearer shares in 1996 and
     1995...........................................            105                   105
  Common stock, BioClin Institute of Clinical
     Pharmacology GmbH, par value DM100 per share;
     authorized 1,500 shares, issued and outstanding
     1,500 shares in 1996 and 1995..................             86                    86
  Additional paid-in capital........................            125                   125
  Foreign currency translation adjustment...........           (139)                 (409)
  Employee stock purchase loans.....................            (86)                  (93)
  Accumulated deficit...............................        (10,219)              (10,233)
  Net unrealized gain on marketable debt
     securities.....................................             77                    77
                                                           --------              --------
     Total stockholders' deficiency.................        (10,050)              (10,341)
                                                           --------              --------
Commitments and contingencies
     Total liabilities and stockholders'
       deficiency...................................       $  8,109                 6,577
                                                           ========              ========

See accompanying notes to combined financial statements.

                               THE BIOCLIN GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                 NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1996        1995
                                                                           -------     -------
Gross revenues...........................................................  $13,621      13,256
Less reimbursed costs....................................................   (4,466)     (2,224)
                                                                           --------    --------
     Net revenues........................................................    9,155      11,032
                                                                           --------    --------
Operating costs and expenses:
  Direct costs...........................................................    5,061       7,296
  Selling, general and administrative....................................    3,453       3,112
  Depreciation and amortization..........................................      328         343
                                                                           --------    --------
                                                                             8,842      10,751
                                                                           --------    --------
  Income from operations.................................................      313         281
Other income (expense):
  Interest income........................................................       44          65
  Interest expense.......................................................     (544)       (536)
  Foreign currency gain (loss), net......................................       91        (219)
  Other..................................................................      115         (13)
                                                                           --------    --------
                                                                              (294)       (703)
                                                                           --------    --------
     Income (loss) before income taxes...................................       19        (422)
Income tax expense.......................................................        5          61
                                                                           --------    --------
     Net income (loss)...................................................  $    14        (483)
                                                                           ========    ========

See accompanying notes to combined financial statements.

                               THE BIOCLIN GROUP

                COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIENCY

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                              COMMON
                    SERIES I                                  STOCK,                                                        NET
                   REDEEMABLE,                                BIOCLIN                                                    UNREALIZED
                  NONCUMULATIVE                  COMMON    INSTITUTE OF                FOREIGN    EMPLOYEE                GAIN ON
                    PREFERRED       COMMON       STOCK,      CLINICAL     ADDITIONAL   CURRENCY    STOCK                 MARKETABLE
                     STOCK,         STOCK,       BIOCLIN   PHARMACOLOGY    PAID-IN    TRANSLATION PURCHASE  ACCUMULATED     DEBT
                  BIOCLIN, INC.  BIOCLIN, INC.  EUROPE AG      GMBH        CAPITAL    ADJUSTMENT   LOANS      DEFICIT    SECURITIES
                  -------------  -------------  ---------  -------------  ----------  ----------  --------  -----------  ----------
Balance, December
 31, 1995........      $ 1             --          105           86           125        (409)       (93)     (10,233)       77
 Translation
  adjustment.....       --             --           --           --            --         270         --           --        --
 Cash received on
   employee stock
   purchase
   loans.........       --             --           --           --            --          --          7           --        --
 Net income......       --             --           --           --            --          --         --           14        --
                        --             --                        --                                                          --
                                                   ---                        ---       -----       ----     --------
Balance,
 September 30,
 1996............      $ 1             --          105           86           125        (139)       (86)     (10,219)       77
                        ==             ==          ===           ==           ===       =====       ====     ========        ==


                       TOTAL
                   STOCKHOLDERS'
                    DEFICIENCY
                   -------------
Balance, December
 31, 1995........     (10,341)
 Translation
  adjustment.....         270
 Cash received on
   employee stock
   purchase
   loans.........           7
 Net income......          14

                     --------
Balance,
 September 30,
 1996............     (10,050)
                     ========

See accompanying notes to combined financial statements.

                               THE BIOCLIN GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                 NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                 (IN THOUSANDS)

                                  (UNAUDITED)


                                                                             NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                             -----------------
                                                                              1996       1995
                                                                             ------     ------
Cash flows from operating activities:
  Net income (loss)........................................................  $   14       (483)
  Adjustments to reconcile net income (loss) to net cash provided by (used
     in) operating activities:
     Noncash items:
       Depreciation and amortization.......................................     328        343
       Gain on disposal of assets..........................................     (27)        --
       Foreign currency transaction (gain) loss............................     (91)       219
     Change in operating assets and liabilities:
       Increase in trade accounts receivable...............................    (920)      (575)
       Increase in prepaid expenses and other current assets...............    (205)      (242)
       Increase in other assets............................................    (638)       (87)
       Decrease in accounts payable........................................     753         26
       Increase (decrease) in accrued expenses.............................    (177)     1,525
       Increase (decrease) in deferred revenues............................   1,052       (874)
       Increase (decrease) in other liabilities............................      89       (171)
                                                                             -------    -------
                                                                                  -          -
     Net cash provided by (used in) operating activities...................     178       (319)
                                                                             -------    -------
                                                                                  -          -
Cash flows from investing activities:
  Purchases of property and equipment......................................    (540)      (261)
  Proceeds from disposals of property and equipment........................      34         --
                                                                             -------    -------
                                                                                  -          -
     Net cash used in investing activities.................................    (506)      (261)
                                                                             -------    -------
                                                                                  -          -
Cash flows from financing activities:
  Proceeds from short-term borrowings......................................   1,389        313
  Principal payments on short-term borrowings..............................  (1,102)      (433)
  Payments received on employee stock purchase loans.......................       7         --
                                                                             -------    -------
                                                                                  -          -
     Net cash provided by (used in) financing activities...................     294       (120)
                                                                             -------    -------
                                                                                  -          -
Effect of exchange rate changes on cash....................................     (83)        42
Net decrease in cash.......................................................    (117)      (658)
Cash, beginning of period..................................................   1,126        995
                                                                             -------    -------
                                                                                  -          -
Cash, end of period........................................................  $1,009        337
                                                                             ========   ========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
     Interest..............................................................  $  278        561
     Income taxes..........................................................      67          5
                                                                             ========   ========
Noncash investing and financing activities:
  Unrealized gain on marketable debt securities............................  $   77         72
                                                                             ========   ========

See accompanying notes to combined financial statements.

                               THE BIOCLIN GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1996 AND 1995

                                  (UNAUDITED)

Note 1. BASIS OF PRESENTATION

     The combined financial statements of the BioClin Group (the Bioclin Group) include the accounts of BioClin, Inc. (BioClin U.S.), BioClin Europe AG (BioClin Europe), BioClin Europe's wholly-owned subsidiaries BioClin AG (BioClin Cham) and Merlick C.V. (Merlick), BioClin Europe's majority-owned subsidiaries BioClin GmbH (BioClin Germany), Kilmer N.V. (Kilmer) and BioClin Institute of Clinical Pharmacology GmbH (BioClin Institute). The accounts have been combined due to the common ownership of the companies and in contemplation of the proposed transaction with DNX Corporation which is more fully described in Note 2.

     In the opinion of the Bioclin Group's management, the accompanying unaudited combined financial statements include all significant adjustments (consisting only of normal recurring adjustments) necessary to fairly state the Bioclin Group's combined financial position as of September 30, 1996, and the combined results of operations and cash flows for the nine month periods ended September 30, 1996 and 1995. The accompanying combined financial statements should be read in conjunction with the combined financial statements and notes thereto for the year ended December 31, 1995 included elsewhere herein.

     The nine-month interim results are not necessarily indicative of the results to be expected for the full year.

Note 2. PROPOSED TRANSACTION WITH DNX CORPORATION

     On August 19, 1996, DNX Corporation announced that it had entered into agreements ("Transaction Agreements") providing for the acquisition of all of the outstanding capital stock of, or equity interest in, the BioClin Group companies in exchange for 2,632,600 shares of DNX Corporation Common Stock (the "Proposed Transaction"). The Proposed Transaction has been structured, and the legal agreements have been drafted, in a manner intended to qualify the Proposed Transaction for pooling-of-interests accounting treatment. Pursuant to the Transaction Agreements, the closing of the Proposed Transaction is subject to a number of conditions including DNX Corporation stockholder approval and regulatory approvals. The Proposed Transaction is expected to close late in the fourth quarter of fiscal 1996.

Note 3. CUSTOMER INFORMATION

     For the nine months ended September 30, 1996, net revenues from three customers aggregated approximately $6,408,000 or 70% of the BioClin Group's total net revenues.

     During 1993, the Bioclin Group entered into a significant contract with a customer to provide worldwide clinical research and data management services through its U.S. and European companies. In 1995, the scope of the contract was expanded significantly in that the number of patients and level of data management services to be performed was increased, and the contract is scheduled to extend into future years. This single contract provided the Bioclin Group with approximately $3,975,000 in net revenues for the nine months ended September 30, 1996.

     In 1995, the Bioclin Group terminated its relationship with Virginia Commonwealth University, which performed Phase I and analytical services on behalf of the BioClin Group in the United States. The combined statements of operations include net revenues related to these services in the amount of approximately $3,369,000 for the nine months ended September 30, 1995. There was no revenue related to these services in 1996.